                                                                    Exhibit 20.2

                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                     For the May 10, 2002 Determination Date
                           For the 57th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2. First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4. The date of this Certificate is May 10, 2002, which is a Determination Date under the Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the preceding Monthly
     Period [equal to 5(a) plus 5(b)] was                                             $ 99,719,649.77

        (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of
             Finance Charge Receivables) was                                          $ 10,185,164.68

        (b)  The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of
             Principal Receivables) was                                               $ 89,534,485.09

6.   The aggregate amount of Receivables as of the end of the last day of the
     preceding Monthly Period was                                                     $795,334,403.41

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9.   The amount, if any, by which the sum of the balance of the Excess Funding
     Account and the Aggregate Principal Receivables exceeds the Minimum
     Aggregate Principal Receivables required to be maintained pursuant to the
     Pooling and Servicing Agreement, is equal to                                     $ 82,117,498.61

10.  The amount, if any, of the withdrawal of the Specified Deposit from the
     Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
     Transfer Date is                                                                 $          0.00

Monthly Servicer's Certificate.
Page 2 (all amounts in dollars except percentages)

11. Monthly Period Trust Activity
(a) Trust Activity                                                     Total Trust
    ===================================================            =================
    Beginning Aggregate Principal Receivables                         774,976,201.56
    Beginning Excess Funding Account Balance                                    0.00
    Beginning Total Principal Balance                                 774,976,201.56
    Collections of Finance Charge Receivables                          10,185,164.68
    Discount Percentage                                                         0.00
    Discount Option Receivables Collections                                     0.00
    Net Recoveries                                                              0.00
    Total Collections of Finance Charge Receivables                    10,185,164.68
    Total Collections of Principal Receivables                         89,534,485.09
    Net Default Amount                                                  2,726,772.14
    Minimum Aggregate Principal Receivables Balance                   700,000,000.00
    Ending Aggregate Principal Receivables                            782,117,498.61
    Ending Excess Funding Account Balance                                       0.00
    Ending Total Principal Balance                                    782,117,498.61

(b) Series Allocations (as of 4/30/02)                                 Series 1997-1         Series 1998-1        All Series
    ===================================================            ==============================================================
    Group Number                                                            1                      2
    Investor Interest                                                 289,500,000.00        348,733,399.13       638,233,399.13
    Adjusted Investor Interest                                        133,800,000.00        348,733,399.13       482,533,399.13
    Principal Funding Account Balance                                 155,700,000.00                  0.00       155,700,000.00
    Minimum Transferor Interest                                                                                   54,748,224.90

(c) Group I Allocations                                                Series 1997-1         Total Group I
    ===================================================            ==========================================
    Investor Finance Charge Collections                                 2,919,976.19          2,919,976.19

    Investor Monthly Interest                                           1,459,512.50          1,459,512.50
    Investor Monthly Fees (Servicing Fee)                                 167,250.00            167,250.00
    Investor Default Amounts                                              567,732.77            567,732.77
    Investor Additional Amounts                                           603,529.87            603,529.87
    Total                                                               2,798,025.14          2,798,025.14

    Reallocated Investor Finance Charge Collections                     2,919,976.19          2,919,976.19
    Available Excess                                                      121,951.05            121,951.05

12. Series 1997-1 Certificates

                                                                      Series 1997-1         All Other            Transferor's
(a) Investor/Transferor Allocations                    Trust              Interest           Series               Interest
    ===========================================================================================================================
    Beginning Investor/Transferor Amounts         774,976,201.56      133,800,000.00        348,733,399.13       292,442,802.43
    Beginning Adjusted Investor Interest          774,976,201.56      133,800,000.00        348,733,399.13
    Floating Investor Percentage                      100.000000%          20.820690%            51.614490%
    Fixed Investor Percentage                         100.000000%          38.710870%            51.614490%
    Collections of Finance Chg. Receivables        10,185,164.68        2,919,976.19          5,256,113.26
    Collections of Principal Receivables           89,534,485.09       34,659,578.17         46,212,767.82
    Net Default Amount                              2,726,772.14          567,732.77          1,407,409.53

    Ending Investor/Transferor Amounts            782,117,498.61      107,850,000.00        301,113,221.79       373,154,276.82

Monthly Servicer's Certificate.
Page 3 (all amounts in dollars except percentages)

                                                                                          Collateral
(b) Monthly Period Funding Requirements                   Class A         Class B         Interest           Total
    ======================================================================================================================
    Principal Funding Account                          25,950,000.00            0.00               0.00      25,950,000.00
    Principal Funding Investment Proceeds                 194,432.63            0.00               0.00         194,432.63
    Withdrawal from Reserve Account                       603,529.87            0.00               0.00         603,529.87
    Available Reserve Account Amount                    1,297,500.00            0.00               0.00       1,297,500.00
    Required Reserve Account Amount                     1,297,500.00            0.00               0.00       1,297,500.00

    Coupon                                                   6.15000%        6.35000%           2.46000%          10.96347%
    Floating Investor Percentage                            16.74245%        2.70976%           1.36848%          20.82069%
    Fixed Investor Percentage                               33.48490%        2.70976%           2.51621%          38.71087%
    Investor Monthly Interest                           1,329,937.50      111,125.00          18,450.00       1,459,512.50
    Overdue Monthly Interest                                    0.00            0.00               0.00               0.00
    Additional Interest                                         0.00            0.00               0.00               0.00
       Total Interest Due                               1,329,937.50      111,125.00          18,450.00       1,459,512.50
    Investor Default Amounts                              456,528.46       73,888.98          37,315.33         567,732.77
    Investor Monthly Fees                                 129,750.00       26,250.00          11,250.00         167,250.00
    Investor Additional Amounts                           603,529.87            0.00               0.00         603,529.87
       Total Due                                        2,519,745.83      211,263.98          67,015.33       2,798,025.14

                                                                                          Collateral
(c) Certificates - Balances and Distributions                Class A      Class B         Interest            Total
    ======================================================================================================================
    Beginning Investor Interest                       103,800,000.00   21,000,000.00       9,000,000.00     133,800,000.00
    Monthly Principal - Prin. Funding Account          25,950,000.00            0.00               0.00      25,950,000.00
    Principal Payments                                          0.00            0.00               0.00               0.00
    Interest Payments                                   1,329,937.50      111,125.00          18,450.00       1,459,512.50
    Total Payments                                     27,279,937.50      111,125.00          18,450.00      27,409,512.50
    Ending Investor Interest                           77,850,000.00   21,000,000.00       9,000,000.00     107,850,000.00

(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1. Total Payment                                                                                              5.125000
    2. Amount of Payment in respect of Class A Monthly Interest                                                   5.125000
    3. Amount of Payment in respect of Class A Overdue Monthly Interest                                           0.000000
    4. Amount of Payment in respect of Class A Additional Interest                                                0.000000
    5. Amount of Payment in respect of Class A Principal                                                          0.000000

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1. Total Amount of Class A Investor Charge-Offs                                                                   0.00
    2. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                        0.00
    3. Total amount reimbursed in respect of Class A Investor Charge-Offs                                             0.00
    4. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
       principal amount                                                                                               0.00
    5. The amount, if any, by which the outstanding Principal Balance of the Class A
       Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
       transactions on such Distribution Date                                                                         0.00

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1. Total Payment                                                                                              5.291667
    2. Amount of Payment in respect of Class B Monthly Interest                                                   5.291667
    3. Amount of Payment in respect of Class B Overdue Monthly Interest                                           0.000000
    4. Amount of Payment in respect of Class B Additional Interest                                                0.000000
    5. Amount of Payment in respect of Class B Principal                                                          0.000000

Monthly Servicer's Certificate.
Page 4 (all amounts in dollars except percentages)

(g)  Amount of reductions in Class B Investor Interest pursuant to clauses
     (c),(d) and (e) of the definition of Class B Investor Interest
     1.  Amount of reductions in Class B Investor Interest                                           0.00
     2.  Amount of reductions in Class B Investor Interest per $1,000 original
         certificate principal amount                                                                0.00
     3.  Total amount reimbursed in respect of reductions of Class B Investor
         Interest                                                                                    0.00
     4.  Amount reimbursed in respect of reductions of Class B Investor
         Interest per $1,000 original certficate principal amount                                    0.00
     5.  The amount, if any, by which the outstanding Principal Balance of the
         Class B Certificates exceeds the Class B Investor Interest after
         giving effect to all transactions on such Distribution Date                                 0.00

(h)  Information regarding the Distribution in respect of the Collateral Interest
     (per $1,000 original certificate principal amount)
     1.  Total distribution                                                                      0.946154
     2.  Amount of distribution in respect of Collateral Monthly Interest                        0.946154
     3.  Amount of distribution in respect of Collateral Overdue Interest                        0.000000
     4.  Amount of distribution in respect of Collateral Monthly Principal                       0.000000

(i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and
     (e) of the definition of Collateral Interest
     1.  Amount of reductions in Collateral Interest                                                 0.00
     2.  Total amount reimbursed in respect of reductions of Collateral Interest                     0.00

(j)  Application of Reallocated Investor Finance Charge Collections
     1.  Class A Available Funds                                                             2,504,672.46

          a.  Class A Monthly Interest                                                       1,329,937.50
          b.  Class A Overdue Monthly Interest                                                       0.00
          c.  Class A Additional Interest                                                            0.00
          d.  Class A Servicing Fee                                                            129,750.00
          e.  Class A Investor Default Amount                                                  456,528.46
          f.  Excess Spread                                                                    588,456.50

     2.  Class B Available Funds                                                               275,945.86

          a.  Class B Monthly Interest                                                         111,125.00
          b.  Class B Overdue Monthly Interest                                                       0.00
          c.  Class B Additional Interest                                                            0.00
          d.  Class B Servicing Fee                                                             26,250.00
          e.  Excess Spread                                                                    138,570.86

     3.  Collateral Holder Available Funds                                                     139,357.87

          a.  Excess Spread                                                                    139,357.87

     4.  Total Excess Spread                                                                   866,385.23

Monthly Servicer's Certificate.
Page 5 (all amounts in dollars except percentages)

(k)  Application of Excess Spread and Excess Finance Charge Collections
     Allocated to Series 1997-1
     1.  Beginning Excess Spread                                                                                      866,385.23
     2.  Excess Finance Charge Collections                                                                                  0.00
     3.  Applied to fund Class A Required Amount                                                                            0.00
     4.  Unreimbursed Class A Investor Charge-Offs                                                                          0.00
     5.  Applied to fund Class B Required Amount                                                                       73,888.98
     6.  Reductions of Class B Investor Interest treated as Available Principal Collections                                 0.00
     7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                 18,450.00
     8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee                11,250.00
     9.  Collateral Investor Default Amount treated as Available Principal Collections                                 37,315.33
     10. Reductions of Collateral Interest treated as Available Principal Collections                                       0.00
     11. Deposit to Reserve Account (if required)                                                                     603,529.87
     12. Applied to other amounts owed to Collateral Interest Holder                                                        0.00
     13. Balance to constitute Excess Finance Charge Collections for other series                                     121,951.05

13.  Trust Performance
(a)  Delinquencies
     1.  30-59 days                                                                                                 9,788,152.84
     2.  60-89 days                                                                                                 5,507,296.67
     3.  90 days and over                                                                                           9,741,415.71
     4.  Total 30+ days delinquent                                                                                 25,036,865.22

(b)  Base Rate
     a.  Current Monthly Period
     b.  Prior Monthly Period                                                                                           8.04979%
     c.  Second Prior Monthly Period                                                                                    8.03449%
(c)  Three Month Average Base Rate                                                                                      8.00057%
                                                                                                                        8.02828%
(d)  Portfolio Yield (gross portfolio yield less net defaults)
     a.  Current Monthly Period                                                                                         9.75023%
     b.  Prior Monthly Period                                                                                          11.82681%
     c.  Second Prior Monthly Period                                                                                   11.42160%
(e)  Three Month Average Portfolio Yield                                                                               10.99955%

(f)  Excess Spread Percentage
     a.  Current Monthly Period                                                                                         5.39540%
     b.  Prior Monthly Period                                                                                           7.63654%
     c.  Second Prior Monthly Period                                                                                    6.01396%
(g)  Three Month Average Excess Spread Percentage                                                                       6.34863%

(h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                                12.86745%

(i)  Portfolio Adjusted Yield                                                                                           1.70044%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of May.

                              First USA Bank, National Association, as Servicer

                              By: /s/ Tracie Klein
                                  ---------------------------------------

                              Name: Tracie Klein
                              Title: First Vice President